Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Maiden Holdings, Ltd.
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-146137), Form S-3 (post-effective amendment) (Registration No. 333-158578), Form S-8 (Registration No. 333-163515), Form S-8 (Registration No. 333-166934) and Form S-3 (Registration No. 333-172107) of Maiden Holdings, Ltd. of our reports dated March 8, 2013, relating to the consolidated financial statements of Maiden Holdings, Ltd., which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 8, 2013